UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 13, 2025
___________________
ARDENT HEALTH PARTNERS, INC.
(Exact Name of Registrant as Specified in its Charter)
___________________

Delaware	001-42180	61-1764793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Seven Springs Way, Suite 100, Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)
(615) 296-3000
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARDT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.    Results of Operations and Financial Condition.

To the extent applicable, the information set forth in Item 7.01 of this Form 8-K is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 10, 2025, AHS Management Company, Inc. (the “Employer”), a wholly-owned subsidiary of Ardent Health Partners, Inc. (the “Company”), entered into an amended and restated employment agreement with each of Martin Bonick, the Company’s President and Chief Executive Officer, and Alfred Lumsdaine, the Company’s Executive Vice President, Chief Financial Officer. The general terms of the amended and restated agreements were discussed and considered by the Company’s board of directors (the “Board”) in connection with the Company’s initial public offering and the agreements are intended to reflect terms more consistent with employments agreements for senior executives of a publicly traded company.

Bonick Amended and Restated Employment Agreement

Mr. Bonick’s amended and restated employment agreement became effective on January 10, 2025 and the initial term ends on December 31, 2027, with automatic one-year term renewals unless either party gives timely written notice of non-renewal. Under the terms of the agreement, Mr. Bonick’s base salary is set at $1,076,000, which base salary may be increased to such other amount as approved by the Board from time to time. Under the terms of the agreement, Mr. Bonick is eligible to participate in the Employer’s annual bonus program with a target annual bonus opportunity established by the Board each year during the term of the agreement and is eligible to participate in and receive annual grants under the Ardent Health Partners, Inc. 2024 Omnibus Incentive Award Plan. In addition, pursuant to the terms of the agreement, Mr. Bonick is eligible to participate in any fringe benefit and employee benefit programs available to other similarly situated senior officers of the Employer.

Mr. Bonick is eligible to receive severance benefits pursuant to his employment agreement in the event of his termination of employment under certain circumstances. In the event of a termination of Mr. Bonick’s employment by Mr. Bonick for Good Reason or by the Employer without Cause, Mr. Bonick is entitled to severance benefits equal to two times the sum of (a) the annual salary rate in effect immediately prior to the termination date (or, if a greater amount, immediately prior to the occurrence of a Good Reason event) and (b) the target bonus in effect immediately prior to the termination date (or, if a greater amount, immediately prior to the occurrence of a Good Reason event), regardless of actual achievement. A termination without Cause for these purposes includes non-renewal of the employment agreement by the Employer, and a termination for Good Reason for these purposes includes non-renewal of the employment agreement by Mr. Bonick.

During the period beginning six months prior to a Change in Control and ending 18 months following a Change in Control, in the event of a termination of Mr. Bonick’s employment by Mr. Bonick for Good Reason or by the Employer for any reason (other than for Cause or due to Disability), Mr. Bonick is entitled to severance benefits equal to three times the sum of (a) the annual salary rate in effect immediately prior to the termination date (or, if a greater amount, immediately prior to the occurrence of a Good Reason event) and (b) the target bonus in effect immediately prior to the termination date (or, if a greater amount, immediately prior to the occurrence of a Good Reason event), regardless of actual achievement.

The cash severance payments will be paid in equal installments over the 24-month period (or, in the case of a Change in Control in a lump sum within three business days) following Mr. Bonick’s delivery and non-revocation of a separation and release that has become effective and irrevocable on or before the 60th day following the termination date, subject to acceleration in the event the executive dies post-termination.

In addition to any other required payments, in the event Mr. Bonick’s employment is terminated as a result of a Disability, he is entitled to continued base salary payments during the six-month period following his termination of employment.

Mr. Bonick is bound by a perpetual confidentiality restriction, as well as post-employment non-competition and employee non-solicitation restrictions. The post-employment non-competition and non-solicitation restricted period is the 12-month period following Mr. Bonick’s termination of employment.

Lumsdaine Amended and Restated Employment Agreement

Mr. Lumsdaine’s amended and restated employment agreement became effective on January 10, 2025 and the initial term ends on December 31, 2027, with automatic one-year term renewals unless either party gives timely written notice of non-renewal. Under the terms of the agreement, Mr. Lumsdaine’s base salary is set at $628,000, which base salary may be increased to such other amount as approved by the Board from time to time. Under the terms of the agreement, Mr. Lumsdaine is eligible to participate in the Employer’s annual bonus program with a target annual bonus opportunity established by the Board each year during the term of the agreement and is eligible to participate in and receive annual grants under the Ardent Health Partners, Inc. 2024 Omnibus Incentive Award Plan. In addition, pursuant to the terms of the agreement, Mr. Lumsdaine is eligible to participate in any fringe benefit and employee benefit programs available to other similarly situated senior officers of Employer.

Mr. Lumsdaine is eligible to receive severance benefits pursuant to the agreement in the event of his termination of employment under certain circumstances. In the event of a termination of the Mr. Lumsdaine’s employment by Mr. Lumsdaine for Good Reason or by the Employer without Cause, Mr. Lumsdaine is entitled to severance benefits equal to one and one-half times the sum of (a) the annual salary in effect immediately prior to the termination date (or, if a greater amount, immediately prior to the occurrence of the applicable Good Reason event) and (b) the target bonus amount for the year in which the termination occurred (or, if a greater amount, immediately prior to the occurrence of a Good Reason event), regardless of actual achievement. A termination without Cause for these purposes includes non-renewal of the stated term of employment by the Employer, and a termination for Good Reason for these purposes includes non-renewal of the employment agreement by Mr. Lumsdaine.

During the period beginning six months prior to a Change in Control and ending 18 months following a Change in Control, in the event of a termination of Mr. Lumsdaine’s employment by Mr. Lumsdaine for Good Reason or by the Employer for any reason (other than for Cause or due to Disability), Mr. Lumsdaine is entitled to severance benefits equal to two times the sum of (a) the annual salary rate in effect immediately prior to the termination date (or, if a greater amount, immediately prior to the occurrence of a Good Reason event) and (b) the target bonus in effect immediately prior to the termination date (or, if a greater amount, immediately prior to the occurrence of a Good Reason event), regardless of actual achievement.

The cash severance payments will be paid in equal installments over the 18-month period (or, in the case of a Change in Control in a lump sum within three business days) following Mr. Lumsdaine’s delivery and non-revocation of a separation and release that has become effective and irrevocable on or before the 60th day following the termination date, subject to acceleration in the event the executive dies post-termination.

In addition to any other required payments, in the event Mr. Lumsdaine’s employment is terminated as a result of a Disability, he is entitled to continued base salary payments during the six-month period following his termination of employment.

Mr. Lumsdaine is bound by a perpetual confidentiality restriction, as well as post-employment non-competition and employee non-solicitation restrictions. The post-employment non-competition and non-solicitation restricted period is the 12-month period following Mr. Lumsdaine’s termination of employment.

Capitalized terms used in this Form 8-K and not otherwise defined shall have the meaning set forth in the respective employment agreement. These summaries are qualified in their entirety by reference to the full text of the employment agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

Members of senior management of the Company are presenting at the 43rd Annual J.P. Morgan Healthcare Conference in San Francisco on January 14, 2025. Materials to be discussed at the conference are included in a slide presentation available on the investor relations section of the Company’s website at ir.ardenthealth.com, a copy of which is furnished as Exhibit 99 to this Form 8-K. A live webcast of the Company’s presentation may also be accessed via the Company’s website.

On November 25, 2024, the Centers for Medicare & Medicaid Services (“CMS”) approved the New Mexico state directed payment program for the period from July 1, 2024 through December 31, 2024. The approval was posted to the CMS website on December 26, 2024. The Company anticipates recording a material financial benefit in its fourth quarter 2024 financial results. However, given the timing of the approval, the Company is still finalizing the benefit and expects to disclose the amount when it reports its fourth quarter 2024 financial results. The Company’s previously-disclosed 2024 financial estimates included in the Company’s presentation do not reflect the impact of any benefit from the New Mexico directed payment program.

As part of its presentation, management intends to offer preliminary 2025 financial commentary, which is summarized in the slide presentation posted to the investor relations section of the Company’s website. The presentation summarizes key tailwinds and headwinds and captures management’s view relative to 2025 analyst consensus estimates. The Company intends to provide formal 2025 guidance in February and management currently expects:

•    Revenue growth in the mid-single digits, consistent with the Company’s organic long-term target, plus approximately $200 million of incremental revenue impact from the New Mexico and Oklahoma state directed payment programs; and
•    Adjusted EBITDA growth in the mid-single digits, which is slightly below the Company’s organic long-term target, plus approximately $140 million of incremental adjusted EBITDA impact from the New Mexico and Oklahoma state directed payment programs.

This initial outlook reflects management’s intent to establish prudently conservative guidance given the dynamic industry and regulatory environment, and management notes that the Company’s guidance would not include any benefit from potential unannounced mergers and acquisitions. The slide presentation also includes additional information and disclosures regarding the Company’s financial performance, including reconciliations between non-GAAP measures and related GAAP measures. Investors are encouraged to read these detailed financial disclosures and reconciliations.

Estimates for the fiscal year ended December 31, 2024 included in the presentation were previously provided by the Company on November 6, 2024 and are subject to change based on actual fourth quarter results, year-end adjustments in connection with the completion of customary financial closing procedures, including management’s review and finalization of the results for the full year 2024, and audit procedures by the Company’s independent registered public accounting firm, which have not yet been performed. Actual results could differ materially from management’s estimates. Please also refer to the section titled “Risk Factors” in the Company’s final prospectus dated July 17, 2024, filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024, and discussed from time to time in the Company’s reports filed with the SEC. You are cautioned not to rely on management’s estimates being achieved when making an investment decision in the Company’s securities.

The information in Item 2.02 and Item 7.01 of this Form 8-K and in the accompanying Exhibit 99 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Forward Looking Statements

Certain statements contained in this item regarding future operating results or performance or business plans or prospects of the Company and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” or the negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only management’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations, such as various factors that may affect the Company’s business or financial results and which, in some instances, are beyond the Company’s control, include, among others: (1) changes in government healthcare programs, including Medicare and Medicaid and supplemental payment programs and state directed payment arrangements; (2) reduction in the reimbursement rates paid by commercial payors, the Company’s inability to retain and negotiate favorable contracts with private third-party payors, or an increasing volume of uninsured or underinsured patients; (3) the highly competitive nature of the healthcare industry; (4) inability to recruit and retain quality physicians, as well as increasing cost to contract with independent hospital-based physicians; (5) increased labor costs resulting from increased competition for staff or a continued or increased shortage of experienced nurses; (6) changes to physician utilization practices and treatment methodologies and third-party payor controls designed to impact delivery of medical services and reduce inpatient services or surgical procedures; (7) continued industry trends toward value-based purchasing, third-party payor consolidation and care coordination among healthcare providers; (8) loss of key personnel, including key members of the Company’s senior management team; (9) the Company’s failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust its operations in response to changing laws and regulations; (10) inability to successfully complete acquisitions or strategic joint ventures (“JVs”) or inability to realize all of the anticipated benefits, including anticipated synergies, of past acquisitions and the risk that transactions may not receive necessary government clearances; (11) failure to maintain existing relationships with JV partners or enter into relationships with additional healthcare system partners; (12) the impact of known and unknown claims brought against our hospitals, physician practices, outpatient facilities or other business operations or against healthcare providers who provide services at the Company’s facilities; (13) the impact of government investigations, claims, audits, and whistleblower and other litigation; (14) the impact of any cybersecurity incidents affecting the Company or any third-party vendor upon which it relies; (15) inability or delay in the Company’s efforts to construct, acquire, sell, renovate or expand its healthcare facilities; (16) the Company’s failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements, or the expansion of existing, or the enactment of new, laws or regulations relating to permit, licensing and accreditation requirements; (17) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (18) operational, legal and financial risks associated with outsourcing functions to third parties; (19) sensitivity to regulatory, economic and competitive conditions in the states in which the Company’s operations are heavily concentrated; (20) decreased demand for the Company’s services due to factors beyond its control, such as seasonal fluctuations in the severity of critical illnesses, pandemic, epidemic or widespread health crisis; (21) inability to accurately estimate market opportunities and forecast market growth; (22) general economic and business conditions, both nationally and in the regions in which the Company operates; (23) the impact of seasonal or severe weather conditions and climate change; (24) inability to demonstrate meaningful use of Electronic Health Record technology; (25) inability to continually enhance the Company’s hospitals with the most recent technological advances in diagnostic and surgical equipment; (26) effects of current and future health reform initiatives, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges); (27) legal and regulatory restrictions on certain of the Company’s hospitals that have physician owners; (28) risks related to the master lease agreement that the Company entered into with Ventas, Inc. and its restrictions and limitations on the Company’s business; (29) the impact of the Company’s significant indebtedness, including its ability to comply with certain debt covenants and other significant operating and financial restrictions imposed on the Company by the agreements governing its indebtedness, and the effects that variable interest rates, and general economic factors could have on the Company’s operations, including potential inability to service its indebtedness; (30)

conflicts of interest with certain of the Company’s existing large stockholders; (31) effects of changes in federal tax laws; (32) increased costs as a result of operating as a public company; (33) risks related to maintaining an effective system of internal controls; (34) volatility of the Company’s share price and size of the public market for its common stock; (35) the Company’s guidance differing from actual operating and financial performance; (36) the results of the Company’s efforts to use technology, including artificial intelligence, to drive efficiencies and quality initiatives and enhance patient experience; (37) the impact of recent decisions of the U.S. Supreme Court regarding the actions of federal agencies; and (38) other risk factors described in the Company’s filings with the SEC.

Item 9.01.     Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement, effective as of January 10, 2025, between AHS Management Company, Inc. and Martin J. Bonick

10.2	Amended and Restated Employment Agreement, effective as of January 10, 2025, between AHS Management Company, Inc. and Alfred Lumsdaine

99	Ardent Health Investor Presentation, dated January 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2025	ARDENT HEALTH PARTNERS, INC.

	By:	/s/ Stephen C. Petrovich
	Name:	Stephen C. Petrovich
	Title:	Executive Vice President & General Counsel